Exhibit 10.3
QUEST ENERGY PARTNERS, L.P.
RESTRICTED UNIT AWARD AGREEMENT

Date of Grant:	, 20

Number of Units Awarded:	Units

     THIS AGREEMENT, dated as of ______________, is between Quest Energy GP, LLC, a Delaware limited liability company (the “Company”) and ______________(“Employee”).
RECITALS:
          A. Employee is a valued and key employee of the Company or an Affiliate of the Company.
          B. The Company has elected to award Employee restricted common units of Quest Energy Partners, L.P. (the “Partnership”) pursuant to and in accordance with this Agreement, in order that Employee may be rewarded for remaining as an employee of the Company or an Affiliate and to advance the interests of the Partnership and its Affiliates.
AGREEMENT:
          In consideration of the mutual premises and covenants contained herein and other good and valuable consideration paid by Employee to the Company, the Company and Employee agree as follows:

Section 1.	Incorporation of Plan; Definitions
          All provisions of this Restricted Unit Award Agreement and the rights of Employee hereunder are subject in all respects to the provisions of the Quest Energy Partners, L.P. Long-Term Incentive Plan (the “Plan”) and the powers of the Committee therein provided. Capitalized terms used in this Agreement but not defined shall have the meanings set forth in the Plan.

Section 2.	Grant of Units
          The Company hereby grants and awards to Employee, subject to the conditions and restrictions set forth in this Agreement and as of the Date of Grant identified above, that number of Units of the Partnership identified above opposite the heading “Number of Units Awarded.” The Units will be issued in the name of Employee or a nominee of Employee as of the Date of Grant, provided, however, that a certificate or certificates representing the Units will not be delivered to Employee until such later date as identified in Section 6 below.

Section 3.	Restricted Period
          Subject to any exceptions set forth elsewhere herein, the Units awarded hereunder are subject to a restricted period (the “Restricted Period”) such that the Units are nontransferable and subject to risk of forfeiture until the Units become vested in accordance with this Agreement. The Restricted Period shall lapse with respect to certain Units on the vesting date for such Units (the “Vesting Date”), as identified below. The Company, in its sole discretion, may accelerate the lapse of the Restricted Period for any or all of the Units if in its judgment the performance of Employee or the circumstances surrounding Employee’s separation from service with the Company or an Affiliate warrants such acceleration and/or such acceleration is in the best interests of the Company and the Partnership.
          Provided the Units have not already been forfeited pursuant to Section 5 and subject to any exceptions listed elsewhere herein, the Restricted Period for the Units shall lapse proportionally over a ___-year period with ___of the Units becoming vested each year on those Vesting Dates identified below.
[Insert applicable vesting schedule.]

Section 4.	Restrictions on Units
          Subject to any exceptions set forth elsewhere herein, none of the Units awarded hereunder or the rights relating thereto may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Employee, and Employee agrees not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Units or rights, during the Restricted Period prior to such Restricted Period lapsing in accordance with the vesting schedule set forth above in Section 3. As the Restricted Period lapses with respect to one of more Units, such restriction on transfer shall terminate and the Units will become freely transferable under this Agreement, subject only to such further limitations on transfer, if any, as may exist under the Partnership’s partnership agreement, applicable law or any other agreement binding upon Employee.

Section 5.	Possible Forfeiture of Units Prior to Vesting
          Unless otherwise provided herein, if Employee separates from service with the Company or one of its Affiliates before one or more of the Vesting Dates for some or all of the Units, (i) all unvested Units held by Employee shall thereupon immediately be forfeited and (ii) all rights to receive Unit Distribution Rights (“UDRs”) with respect to such Units, and any other rights or benefits Employee may be entitled to by virtue of Employee’s possession of the Units shall be forfeited. Upon such forfeiture, Employee shall have no further rights under this Agreement. For purposes of this Agreement, the transfer of Employee’s employment from the Company to an Affiliate or vice-versa will not constitute a separation from service.

Section 6.	Certificates
          One or more certificates representing the Units will be held by the Company (or its delegate) until the Vesting Dates for some or all of the Units, as set forth in Section 3 of this

Agreement, at which time a certificate or certificates representing the Units then vesting will be issued to Employee.

Section 7.	Acknowledgement of Rights of the Company in Event of Change of Control, Reorganization, Liquidation, Etc.
          By executing this Agreement, Employee agrees and acknowledges that in the event of a Change of Control, any change in applicable law or regulation affecting the Plan or the Units, or any change in accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion, without the consent of Employee, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to either prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement or mitigate any unfavorable accounting consequences:
     (A) provide for either (i) the cancellation of the Units in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights or (ii) the replacement of such Units with other rights or property selected by the Company in its sole discretion;
     (B) provide that such Units be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests;
     (C) make adjustments in the number and type of Units (or other securities or property), and in the number and kind of Units or in the terms and conditions of, and the vesting and performance criteria included in, or both; or
     (D) accelerate or modify (only to the extent more favorable to Employee) the Vesting Schedule applicable to the Units.

Section 8.	UDRs
          In lieu of all distributions that would otherwise be paid on the Units if they were not subjected to the restrictions hereunder, during the Restricted Period, with respect to each Unit, Employee shall be entitled to receive an amount of cash equal to the per Unit cash distribution (excluding any distribution made to holders of Units made to cover any applicable federal, state or other tax liability) made by the Partnership under the Partnership’s partnership agreement. Such UDR payment will be made to Employee as soon as reasonably practicable following the date such distributions are paid to holders of the Units. Under no circumstances shall Employee’s right to receive a UDR payment be interpreted or construed as such Units not being subject to the Restricted Period or as Employee having any rights as a holder of Units greater than those set forth herein and in the Plan. Following a Vesting Date, no UDR payment shall be made on any vested Unit, however, Employee shall be entitled to any distribution made to holders of Units under the Partnership’s partnership agreement with respect to such unrestricted Unit. For the avoidance of doubt, at no point in time will Employee be entitled to both actual distributions paid on Units and UDR payments.

Section 9.	Voting Rights
          With respect to each Unit granted hereunder, Employee shall have such voting rights, if any, as are provided to the holders of Units under the Partnership’s partnership agreement or as provided under applicable law.

Section 10.	Notice of Section 83(b) Election
          If Employee desires to make an election under Section 83(b) of the Code relating to the award of Units, Employee shall notify the Company or its delegate of such election within 30 days of the Date of Grant. Employee shall be solely responsible for making such an Section 83(b) election and satisfying all notice and filing requirements under the Code.

Section 11.	Adjustments
          Notwithstanding any provision herein to the contrary, in the event of any change in the number of outstanding Units of the Partnership effected without receipt of consideration therefor by the Partnership, by reason of a merger, reorganization, consolidation, recapitalization, separation, liquidation, unit dividend, unit split, unit combination or other change in the corporate structure of the Partnership affecting the Units, the Units then subject to this Agreement will be automatically adjusted to accurately and equitably reflect the effect thereon of such change. In the event of a dispute concerning such adjustment, the decision of the Company will be conclusive.

Section 12.	Amendment and Cancellation
          This Agreement may be amended or cancelled at any time provided that, to the extent any amendment would be materially adverse to Employee or in the event of the cancellation of this Agreement, both the Company and Employee consent to the terms of such amendment or cancellation.

Section 13.	Withholding of Tax
          To the extent that the grant or vesting of a Unit or the payment of any UDRs results in the receipt of compensation by Employee with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by Employee that are acceptable to the Company or such Affiliate, Employee shall deliver to the Company or the Affiliate such amount of money as the Company or the Affiliate may require to meet its withholding obligations under such applicable law. Unless otherwise determined by the Company or the Partnership, the Employee may satisfy any applicable withholding obligation by transferring to the Partnership already owned Units or directing that Partnership Units which are about to become vested be withheld. No Units will be released from the restrictions imposed under this Agreement until Employee has paid or made arrangements approved by the Company or the Affiliate to satisfy in full the applicable tax withholding requirements of the Company or Affiliate with respect to such event.

Section 14.	Entire Agreement
          This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

Section 15.	Designation of Beneficiary
          Employee may designate a person or persons to receive, in the event of Employee’s death, Units then vesting (if any) or other property then or thereafter distributable relating to the Units. Such designation must be made either in the space indicated at the end of this Agreement or upon forms supplied by and delivered to the Company or its delegate and may be revoked in writing. If Employee fails effectively to designate a beneficiary, the estate of Employee will be deemed to be the beneficiary of Employee with respect to any such Units or other property.

Section 16.	Applicable Law.
          This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions.
          The parties to this Agreement have executed this Agreement as of the date first above stated.

QUEST ENERGY GP, LLC

By:

Title:

EMPLOYEE

Designation of Beneficiary

(Relationship to Employee)

(Name of Beneficiary)

(Street Address)

(City, State, Zip Code)